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                                   EXHIBIT 11

                        EARNINGS PER SHARE COMPUTATIONS


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                                                                 THREE MONTHS ENDED
                                                                      MARCH 31

                                                                 1996           1995
                                                                 ----           ----
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1.  CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    1.0(a)   BASIC EARNINGS PER SHARE

             Net earnings (loss)                              (1,965,820)      1,050,405
                                                              --------------------------
             Weighted average shares outstanding               46,108,515     34,178,750
                                                              --------------------------
             Basic Earnings Per Share                              (0.04)           0.03
                                                               =========================

    1.0(b)   FULLY DILUTED EARNINGS PER SHARE

             Net earnings (loss)                              (1,965,820)      1,050,405

             Interest income from cash from stock options          30,134         21,031
                                                              --------------------------
             Adjusted net earnings (loss)                     (1,935,686)      1,071,436
                                                              --------------------------
             Weighted average shares outstanding               46,108,515     34,178,750

             Stock options deemed exercised                       242,500        265,000
                                                              --------------------------
             Adjusted weighted average shares outstanding      46,351,015     34,443,750
                                                              --------------------------
             Fully diluted earnings per share                      (0.04)           0.03
                                                               =========================
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